Exhibit 99.1

NEWS RELEASE

Gentherm Reports 2016 Third Quarter Results

Investment Strategy Drives Future Growth Opportunities

NORTHVILLE, Mich., October 27, 2016 /PRNewswire/ -- Gentherm (NASDAQ-GS:THRM), the global market leader and developer of innovative thermal management technologies, today announced its financial results for the third quarter ended September 30, 2016.

Third Quarter 2016 Highlights

•	Total revenue growth of 4% to $232.6 million
•	Revenue impacted by softening growth in Climate Control Seat (CCS) and a significant decline in Global Power Technology (GPT) against a difficult prior year comparison
•	Cincinnati Sub-Zero (CSZ) acquisition contributed $14.9 million, 8% pro-forma growth from the prior year
•	Revenue growth of 18% in Steering Wheel Heater and 10% in Seat Heater
•	Increased operating expenses driven by investments of $12 million in attractive growth opportunities

“In the third quarter, we generated top line growth for the total company and the automotive business of 4% and 5%, respectively.  The automotive market growth was achieved despite vehicle production growth of less than 2% in North America where we generate more than 50% of our automotive revenue.  We were also encouraged by the performance of other business lines that displayed particular strength, including double-digit growth in our Seat Heater and Steering Wheel Heater businesses,” President and CEO Daniel R. Coker commented.

“Our automotive business continues to deliver strong margins and cash flow despite slower growth. We remain excited about our Cincinnati Sub-Zero acquisition which contributed strongly to our revenue in the third quarter and represents a large and attractive market opportunity to leverage our expertise in thermal management.  We are investing for the future as we see a number of attractive opportunities such as battery thermal management and electronics that we expect to drive our growth in the coming years.  Our investments also include critical infrastructure projects in leading edge systems to support our growing organization.”

“Our CCS business segment experienced year over year softening in growth. CCS continues to be impacted by customer driven timing decisions on incorporating our products into certain automotive production lines.  While we expect the timing issues to normalize and remain encouraged by the long-term market penetration opportunity for CCS, we anticipate a rebalancing at some of our customers between higher-end heated and cooled seat systems and heated and ventilated seat systems.”

“Revenue growth in the automotive segment and the acquisition of CSZ were partially offset by lower revenue  from GPT which was $5.1 million for the quarter, down $16.0 million from the prior year.  This decline was magnified  by an unusually difficult comparison as nearly 50% of last year’s revenue for this project driven business occurred in the third quarter.  GPT’s products continue to encounter end market weakness which is attributable to continued natural gas pipeline construction project deferments. However, we remain positive on this business over the longer term and are focused on investing in new technologies that will expand GPT’s opportunity in new markets.”

GENTHERM INCORPORATED
REVENUE BY PRODUCT CATEGORY
(Unaudited, in thousands)

	Three months Ended
	September 30
	2016	2015	Y/YChange
Climate Controlled Seat (CCS)	$ 101,028	$ 99,084	2%
Seat Heaters	75,442	68,365	10%
Steering Wheel Heaters	12,914	10,937	18%
Automotive Cables	21,768	21,143	3%
Other Automotive	1,414	3,205	-56%
Subtotal Automotive	$ 212,566	$ 202,734	5%
Remote Power Generation (GPT)	5,112	21,084	-76%
Cincinnati Sub-Zero Products (CSZ)	14,947	-	NM
Total Company	$ 232,625	$ 223,818	4%

Third Quarter 2016 Financial Review
The 4% increase in product revenues during the third quarter was driven by strong results in our Steering Wheel Heater and Seat Heater business lines as well as continued benefit from the CSZ acquisition, which was partially offset again this quarter by lower product revenues from GPT.  Revenues for CSZ during the third quarter were strong once again, driven by sales of medical and industrial products. Automotive product revenues grew 5% in the third quarter 2016 including modestly higher sales for CCS, with 10% and 18% growth in automotive seat heaters and  in steering wheel heaters, respectively.

Product revenues from GPT declined year over year reflecting timing issues and customer project deferments. GPT continues to be impacted by the market weakness in the oil and gas industry that has reduced capital investments made by GPT's principal customers that build and operate natural gas pipelines. During prior quarters, this weakness had been offset by higher sales of products that are sold into geographical markets outside of GPT's home market of North America.  However, these are typically larger custom products which are impacted by the timing of shipments and fewer of these custom systems were shipped during third quarter 2016.

Gross margin as a percentage of revenue for the quarter was 33.0% compared with 33.5% in the third quarter of 2015. The lower gross margin was due to the lower GPT revenue, which has a higher gross margin percentage, offset partially by a favorable foreign currency impact on production expenses.

Operating expenses of $49.3 million increased $11.8 million or 31% during the third quarter of 2016 compared with 2015. Nearly half of this increase is due to the acquisition of CSZ, which had operating costs of $5.4 million during the quarter.  The remaining increase is attributable to our continued development of new products and improvements to our business systems.  In fact, a significant amount of our operating expenses, totaling about $12 million for the quarter, are attributable to these activities and will benefit our revenue in the future.

Net research and development expenses (R&D) of $19.7 million increased by $4.8 million or 32% during the third quarter of 2016 compared with 2015 as a result of new production programs and new product development.  Two of those initiatives, battery thermal management and electronic control modules, incurred expenses of $1.5 million in the third quarter of 2016 and are expected to add $50 million in annual revenue by 2019.

Selling, general and administrative expenses (SG&A) of $29.5 million increased by $7.0 million or 31% during the third quarter of 2016 compared with 2015.  SG&A included $4.7 million attributable to CSZ and $1.3 million for two important business software application implementation projects that are essential to support our future growth in our core product lines and new products currently in development.

Adjusted EBITDA decreased for the quarter to $37.1 million compared with Adjusted EBITDA of $45.6 million for the third quarter of 2015, a decrease of $8.5 million, or 19%, due to the higher operating expenses offset partially by higher revenues.  A reconciliation of Adjusted EBITDA, a non-GAAP measure, to net income is provided in a table accompanying this news release.

Total cash as of September 30, 2016 was $132.8 million when compared with total cash of $144.5 million at December 31, 2015.  Total cash combined with borrowing availability under the Company's credit agreements, provides available liquidity totaling $258.2 million as of September 30, 2016.

Guidance
We expect our full year 2016 revenue growth rate in the range of 7 to 8%.  Our guidance reflects continued end market weakness for GPT, the impact of launch timing and product mix shifts within our CCS business, and recently announced production cuts by certain customers.  Our preliminary outlook for 2017 calls for revenue growth in the range of 5 to 10%.

Conference Call
As previously announced, Gentherm is conducting a conference call today to webcast at 8:00 AM Eastern Time to review these financial results.  The dial-in number for the call is 1-877-407-4018 or 201-689-8471.  The live webcast and archived replay of the call can be accessed on the Events page of the Investor section of Gentherm's website at www.gentherm.com.

About Gentherm
Gentherm (NASDAQ-GS: THRM) is a global developer and marketer of innovative thermal management technologies for a broad range of heating and cooling and temperature control applications.  Automotive products include actively heated and cooled seat systems and cup holders, heated and ventilated seat systems, thermal storage bins, heated automotive interior systems (including heated seats, steering wheels, armrests and other components), battery thermal management systems, cable systems and other electronic devices.  Non-automotive products include remote power generation systems, heated and cooled furniture, patient temperature management systems, industrial environmental test chambers and related product testing services and other consumer and industrial temperature control applications.  The Company's advanced technology team is developing more efficient materials for thermoelectrics and new systems for waste heat recovery and electrical power generation.  Gentherm has more than 11,500 employees in facilities in the U.S., Germany, Canada, China, Hungary, Japan, Korea, Macedonia, Malta, Mexico, Ukraine and Vietnam.  For more information, go to www.gentherm.com.

Except for historical information contained herein, statements in this release are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent Gentherm Incorporated's goals, beliefs, plans and expectations about its prospects for the future and other future events.  The forward-looking statements included in this press release are made as of the date hereof or as of the date specified and are based on management's current expectations and beliefs.  Such statements are subject to a number of important assumptions, risks, uncertainties and other factors that may cause the Company's actual performance to differ materially from that described in or indicated by the forward looking statements. Those risks include, but are not limited to, risks that new products may not be feasible, sales may not increase, additional financing requirements may not be available, new competitors may arise, currency exchange rates may change, and adverse conditions in the industry in which the Company operates may negatively affect its results. The foregoing risks should be read in conjunction with other cautionary statements included herein, as well as in the Company's annual report on Form 10-K for the year ended December 31, 2015 and subsequent reports filed with the Securities and Exchange Commission. Except as required by law, the Company expressly disclaims any obligation or undertaking to update any forward-looking statements to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

GENTHERM INCORPORATED

CONSOLIDATED CONDENSED STATEMENTS OF INCOME

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,
	2016	2015
Product revenues	$232,625	$223,818
Cost of sales	155,931	148,892
Gross margin	76,694	74,926
Operating expenses:
Net research and development expenses	19,745	14,934
Acquisition transaction expenses	22	—
Selling, general and administrative expenses	29,512	22,543
Total operating expenses	49,279	37,477
Operating income	27,415	37,449
Interest expense	(660)	(759)
Revaluation of derivatives	—	(134)
Foreign currency (loss) gain	(873)	420
Other income	359	487
Earnings before income tax	26,241	37,463
Income tax expense	6,018	9,798
Net income	$20,223	$27,665
Basic earnings per share	$0.55	$0.77
Diluted earnings per share	$0.55	$0.76
Weighted average number of shares – basic	36,477	36,110
Weighted average number of shares – diluted	36,595	36,482

GENTHERM INCORPORATED

CONSOLIDATED CONDENSED BALANCE SHEETS

(In thousands, except share data)

(Unaudited)

	September 30, 2016	December 31, 2015

ASSETS
Current Assets:
Cash and cash equivalents	$132,813	$144,479
Accounts receivable, less allowance of $1,698 and $955, respectively	178,965	142,610
Inventory:
Raw materials	64,185	50,371
Work in process	12,909	4,150
Finished goods	30,110	29,662
Inventory, net	107,204	84,183
Deferred income tax assets	7,335	6,716
Prepaid expenses and other assets	38,679	42,620
Total current assets	464,996	420,608
Property and equipment, net	167,336	119,157
Goodwill	52,935	27,765
Other intangible assets, net	62,947	48,461
Deferred financing costs	849	310
Deferred income tax assets	21,882	22,094
Other non-current assets	38,608	8,403
Total assets	$809,553	$646,798
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$88,814	$77,115
Accrued liabilities	111,355	60,823
Current maturities of long-term debt	899	4,909
Deferred tax liabilities	229	211
Derivative financial instruments	806	725
Total current liabilities	202,103	143,783
Pension benefit obligation	6,933	6,545
Other liabilities	3,107	5,026
Long-term debt, less current maturities	140,673	92,832
Deferred income tax liabilities	11,623	14,321
Total liabilities	364,439	262,507
Shareholders’ equity:
Common Stock:
No par value; 55,000,000 shares authorized, 36,495,338 and 36,321,775 issued and outstanding at September 30, 2016 and December 31, 2015, respectively	260,598	256,919
Paid-in capital	1,460	(1,282)
Accumulated other comprehensive loss	(47,830)	(51,670)
Accumulated earnings	230,886	180,324
Total shareholders’ equity	445,114	384,291
Total liabilities and shareholders’ equity	$809,553	$646,798

GENTHERM INCORPORATED

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine Months Ended September 30,
	2016	2015
Operating Activities:
Net income	$50,562	$66,979
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	27,724	23,123
Deferred income tax benefit	(1,933)	(4,262)
Stock compensation	6,856	4,687
Defined benefit plan expense	151	284
Provision of doubtful accounts	385	309
Gain on revaluation of financial derivatives	—	(951)
Loss on write-off or intangible assets	—	358
Loss (gain) on sale of property and equipment	291	(41)
Changes in operating assets and liabilities:
Accounts receivable	(22,835)	(24,442)
Inventory	(5,647)	(3,829)
Prepaid expenses and other assets	2,826	(1,313)
Accounts payable	6,508	1,722
Accrued liabilities	6,123	3,712
Net cash provided by operating activities	71,011	66,336
Investing Activities:
Proceeds from the sale of property and equipment	45	226
Acquisition of subsidiary, net of cash acquired	(73,593)	(47)
Purchases of property and equipment	(50,742)	(35,728)
Net cash used in investing activities	(124,290)	(35,549)
Financing Activities:
Borrowing of debt	75,000	15,000
Repayments of debt	(32,368)	(4,156)
Excess tax (expense) benefit from equity awards	(277)	1,220
Cash paid for financing costs	(650)	—
Cash paid for the cancellation of restricted stock	(1,196)	(1,475)
Proceeds from the exercise of Common Stock options	1,038	6,468
Net cash provided by financing activities	41,547	17,057
Foreign currency effect	66	(4,372)
Net (decrease) increase in cash and cash equivalents	(11,666)	43,472
Cash and cash equivalents at beginning of period	144,479	85,700
Cash and cash equivalents at end of period	$132,813	$129,172
Supplemental disclosure of cash flow information:
Cash paid for taxes	$18,183	$23,870
Cash paid for interest	$1,963	$1,420
Supplemental disclosure of non-cash transactions:
Common Stock issued to Board of Directors and employees	$3,507	$2,287

Use of Non-GAAP Financial Measures
In evaluating its business, Gentherm considers and uses Adjusted EBITDA as a supplemental measure of its operating performance.  The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, deferred financing cost amortization, transaction expenses, debt retirement expenses, unrealized currency gain or loss and unrealized revaluation of derivatives.  Management believes that Adjusted EBITDA is a meaningful measure of liquidity and the Company's ability to service debt because it provides a measure of cash available for such purposes. Management provides an Adjusted EBITDA measure so that investors will have the same financial information that management uses with the belief that it will assist investors in properly assessing the Company's performance on a period-over-period basis.

The term Adjusted EBITDA is not defined under GAAP, and is not a measure of operating income, operating performance or liquidity presented in accordance with GAAP.  Adjusted EBITDA has limitations as an analytical tool, and when assessing the Company's operating performance, investors should not consider Adjusted EBITDA in isolation, or as a substitute for net income or other consolidated income statement data prepared in accordance with GAAP. Gentherm compensates for these limitations by relying primarily on its GAAP results and using Adjusted EBITDA only supplementally.

GENTHERM INCORPORATED

RECONCILIATION OF ADJUSTED EBITDA TO NET INCOME

(Unaudited, in thousands)

	Three Months Ended September 30,
	2016	2015
Net income	$20,223	$27,665
Add Back:
Income tax expense	6,018	9,798
Interest expense	660	759
Depreciation and amortization	10,129	7,777
Adjustments:
Acquisition transaction expense	22	—
Unrealized currency (gain) loss	24	-513
Unrealized revaluation of derivatives	—	134
Adjusted EBITDA	$37,076	$45,620